UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2017

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, IL 60069	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 808-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2017, the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) increased the size of the Board from eight to nine directors, and elected Howard A. Kosick as a Class III director of the Company.  Mr. Kosick has been appointed to serve on the Audit Committee of the Board (the “Audit Committee”) in place of Andris A. Baltins.

Mr. Kosick has been an independent business advisor providing private strategic business advisory services since January 2015.  Prior to January 2015, Mr. Kosick held various positions, including president, chief executive officer and director (June 2004 to June 2013) and chairman and merger integration officer (July 2013 to September 2014) at Tippmann Sports LLC, a private equity backed manufacturer of paintball markers and accessories, which was sold to a strategic buyer in December 2013.  From 2000 to 2003, Mr. Kosick served as a director, president and chief operating officer at Bay Travelgear, Inc., a private luggage manufacturer and its affiliate Bell Automotive Products, Inc., a private manufacturer of automotive accessories. In 1999, Mr. Kosick served as chief financial officer, treasurer and secretary at Universal Technical Institute, a post-secondary education institution. From 1989 to 1998, Mr. Kosick held various positions, including executive vice president, chief financial officer, treasurer and secretary (1989 to 1997) and president of the U.S. group (1997-1998) at Bell Sports Corp., a formerly public bicycle helmet and accessories manufacturer.  Mr. Kosick’s management, business advisory and operations experience and track record in various mergers and acquisitions and financing transactions provide the Board with greater insight in the areas of performance improvement, growth and brand building, and make him well-qualified to serve on the Board.

Mr. Kosick will participate in the Company’s standard compensation program for non-employee directors (the “Non-Employee Director Compensation Policy”), providing for an annual cash retainer of $70,000 for Mr. Kosick’s service on the Board, an additional annual cash retainer of $5,000 for Mr. Kosick’s service on the Audit Committee, and an initial award of 1,596 restricted stock units (the “Initial Award”).  Pursuant to the Non-Employee Director Compensation Policy, Mr. Kosick will also receive an award of restricted stock units on the date of each future annual meeting of the Company that Mr. Kosick continues to provide service as a non-employee director with an aggregate fair value on the date of grant of $105,000 (the “Annual Award”).  Each of the Initial Award and Annual Awards will vest in three equal installments on each of the first through third anniversaries of the respective date of grant, subject to Mr. Kosick’s continued service on the Board through each such vesting date.  Mr. Kosick has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	Chief Financial Officer and Secretary

Date: October 3, 2017